EXHIBIT 16

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                                ANTON & CHIA, LLP



                                February 11, 2014


U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:   Digital Development Partners, Inc.
      File No. 000-52828

Dear Sir or Madam:


     We have read Item 4.01 of Form 8-K dated February 5, 2014 of Digital Development Partners, Inc. ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

     We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

Anton & Chia, LLP